Exhibit (h)(1)(iv)

AMENDMENT NO. 3

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 3 effective November 12, 2023 (“Amendment No. 3”), to the Mutual Funds Service Agreement dated as of January 1, 2023 (“Agreement”) between EQ Advisors Trust, a Delaware statutory trust (“Trust”), Equitable Investment Management, LLC (“Administrator”), a limited liability company organized in the State of Delaware, and Equitable Investment Management Group, LLC (“EIM or “Adviser”), a limited liability company organized in the State of Delaware.

The Trust, the Administrator and the Adviser agree to modify the Agreement as follows:

1.	New Portfolios. Effective November 12, 2023, the following Portfolios are hereby added to the Agreement on the terms and conditions contained in the Agreement:

•	EQ/Aggressive Allocation Portfolio

•	EQ/Conservative Allocation Portfolio

•	EQ/Conservative-Plus Allocation Portfolio

•	EQ/Core Plus Bond Portfolio

•	EQ/Moderate Allocation Portfolio

•	EQ/Moderate-Plus Allocation Portfolio

•	Target 2015 Allocation Portfolio

•	Target 2025 Allocation Portfolio

•	Target 2035 Allocation Portfolio

•	Target 2045 Allocation Portfolio

•	Target 2055 Allocation Portfolio

(“New Portfolios”)

2.	Duration of Agreement for the New Portfolios.

a.	With respect to the New Portfolios, the Agreement will continue in effect for one year after the date set forth in section 1 above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Portfolios, the Agreement shall continue automatically for successive terms of one year after the date specified in subsection (a) above, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Trust’s Board of Trustees who are not parties to the Agreement or “interested persons” of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust’s Board of Trustees or by a vote of a “majority of the outstanding voting securities” of the Trust; provided, however, that the Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or a vote of a “majority of the outstanding voting securities” of the Trust, on sixty (60) days prior written notice to the Administrator or by the Administrator at any time, without the payment of any penalty, on sixty (60) days prior written notice to the Trust. (As used in the Agreement, the terms “majority of the outstanding voting securities” and “interested persons” shall have the same meaning as such terms have in the 1940 Act.)

3.	Schedule A. Schedule A of the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

EQ ADVISORS TRUST		EQUITABLE INVESTMENT MANAGEMENT, LLC

By:	/s/ Brian Walsh	By:	/s/ Kenneth Kozlowski
	Brian Walsh		Kenneth Kozlowski
	Chief Financial Officer and Treasurer		Executive Vice President and Chief Investment Officer

EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Kenneth Kozlowski
Kenneth Kozlowski
Executive Vice President and
Chief Investment Officer

AMENDMENT NO. 3

SCHEDULE A

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

The greater of $30,000 per Portfolio or 0.100% of the first $30 billion; 0.0975% of the next $10 billion; 0.0950% of the next
$5 billion; 0.0775% of the next $10 billion; 0.0750% of the next $30 billion; and 0.0725% thereafter (based on aggregate average daily net assets of the Single-Advised Portfolios)

1290 VT Convertible Securities	EQ/Invesco Comstock
1290 VT DoubleLine Opportunistic Bond	EQ/Invesco Global
1290 VT Equity Income	EQ/Invesco Global Real Assets
1290 VT GAMCO Mergers & Acquisition	EQ/Janus Enterprise
1290 VT GAMCO Small Company Value	EQ/JPMorgan Growth Stock
1290 VT Multi-Alternative Strategies	EQ/JPMorgan Value Opportunities
1290 VT Natural Resources	EQ/Large Cap Growth Index
1290 VT Real Estate	EQ/Large Cap Value Index
1290 VT SmartBeta Equity ESG	EQ/Lazard Emerging Markets Equity
1290 VT Socially Responsible	EQ/Long-Term Bond
EQ/AB Short Duration Government Bond	EQ/Loomis Sayles Growth
EQ/AB Sustainable U.S. Thematic	EQ/MFS International Growth
EQ/American Century Mid Cap Value	EQ/MFS International Intrinsic Value
EQ/Capital Group Research	EQ/MFS Mid Cap Focused Growth
EQ/ClearBridge Large Cap Growth ESG	EQ/MFS Technology
EQ/Common Stock Index	EQ/MFS Utilities Series
EQ/Core Bond Index	EQ/Mid Cap Index
EQ/Equity 500 Index	EQ/Money Market
EQ/Fidelity Institutional AM® Large Cap	EQ/PIMCO Global Real Return
EQ/Franklin Rising Dividends	EQ/PIMCO Real Return
EQ/Goldman Sachs Mid Cap Value	EQ/PIMCO Total Return ESG
EQ/Intermediate Corporate Bond	EQ/PIMCO Ultra Short Bond
EQ/Intermediate Government Bond	EQ/Small Company Index
EQ/International Equity Index	EQ/T. Rowe Price Health Sciences
EQ/Value Equity
EQ/Wellington Energy

Hybrid, ATM and Allocation Portfolios*

The greater of $32,500 per Portfolio or 0.140% of the average daily net assets of the Portfolios for the first $60 billion; 0.110% of the next $20 billion; 0.0875% of the next $20 billion; 0.0775% of the next $20 billion; 0.0750% of the next $20 billion; and 0.0725%
thereafter (based on aggregate average daily net assets of the Hybrid Portfolios, ATM and Allocation Portfolios)

1290 VT High Yield Bond

1290 VT Micro Cap

1290 VT Moderate Growth Allocation

1290 VT Small Cap Value

ATM International Managed Volatility

ATM Large Cap Managed Volatility

ATM Mid Cap Managed Volatility

ATM Small Cap Managed Volatility

EQ/500 Managed Volatility

EQ/International Managed Volatility

EQ/2000 Managed Volatility

EQ/400 Managed Volatility

EQ/AB Dynamic Aggressive Growth

EQ/AB Dynamic Growth

EQ/AB Dynamic Moderate Growth

EQ/AB Small Cap Growth

EQ/Aggressive Growth Strategy

EQ/All Asset Growth Allocation

EQ/American Century Moderate Growth Allocation

EQ/Balanced Strategy

EQ/ClearBridge Select Equity Managed Volatility

EQ/Conservative Growth Strategy

EQ/Conservative Strategy

EQ/Emerging Markets Equity PLUS

EQ/Franklin Moderate Allocation

EQ/Franklin Small Cap Value Managed Volatility

EQ/Global Equity Managed Volatility

EQ/Goldman Sachs Growth Allocation

EQ/Goldman Sachs Moderate Growth Allocation

EQ/Growth Strategy

EQ/International Core Managed Volatility

EQ/International Value Managed Volatility

EQ/Invesco Moderate Allocation

EQ/Invesco Moderate Growth Allocation

EQ/JPMorgan Growth Allocation

EQ/Large Cap Core Managed Volatility

EQ/Large Cap Growth Managed Volatility

EQ/Large Cap Value Managed Volatility

EQ/Mid Cap Value Managed Volatility

EQ/Moderate Growth Strategy

EQ/Morgan Stanley Small Cap Growth

EQ/Quality Bond PLUS

EQ/Ultra Conservative Strategy

Equitable Conservative Growth MF/ETF

Equitable Moderate Growth MF/ETF

Equitable Growth MF/ETF

Multimanager Aggressive Equity

Multimanager Core Bond

Multimanager Technology

EQ/Aggressive Allocation

EQ/Conservative Allocation

EQ/Conservative-Plus Allocation

EQ/Core Plus Bond

EQ/Moderate Allocation

EQ/Moderate-Plus Allocation

Target 2015 Allocation

Target 2025 Allocation

Target 2035 Allocation

Target 2045 Allocation

Target 2055 Allocation

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset-based fee.